                                      POLLO TROPICAL

                                 AREA DEVELOPMENT AGREEMENT

EXHIBITS
       1.     DESIGNATED TERRITORY
       2.     DEVELOPMENT SCHEDULE
       3.     APPROVED FORM OF FRANCHISE AGREEMENT

                                       POLLO TROPICAL

                                 AREA DEVELOPMENT AGREEMENT

       This Area Development Agreement ("this Agreement"), made this 1st day of January, 1995, by and between POLLO FRANCHISE, INC., a Florida corporation, having its principal place of business at 7300 N. Kendall Drive, Eighth Floor, Miami, Florida, 33156 ("Franchisor") and CARROLS CORPORATION, having its principal place of business with a street address at 968 James Street, Syracuse, New York 13203 ("Developer").

                                         WITNESSETH:

       WHEREAS, Franchisor, as a result of the expenditure of time, skill, effort and money has developed and owns a unique system of company-owned and franchised restaurants ("System"), identified by the mark "POLLO TROPICAL", relating to the establishment, development and operation of restaurant facilities (i) providing on-premises dining as well as carry-out and drive-thru services, featuring marinated, grilled chicken, other entrees, salads, desserts and other food and beverage products, all prepared in accordance with specified recipes and procedures ("Menu Items"); (ii) has developed and continues to further develop a proprietary line of food products as part of the Menu Items including special sauces and marinades, special dessert recipes and special spice mixes ("Trade Secret Food Products"); and (iii) may develop and offer and sell to Developer for retail sale to its customers an assortment of private-labeled apparel and related products and merchandise bearing the POLLO TROPICAL trademark and logo ("POLLO TROPICAL Trademarked Product Lines"), all of which may be changed by Franchisor from time to time; and

       WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive exterior and interior layout, design and color scheme; exclusively designed signage, decorations, furnishings and materials; special recipes, formulae, menus and food and beverage designations; Trade Secret Food Products; the POLLO TROPICAL Confidential Operations Manual; the POLLO TROPICAL Proprietary Software Program, if developed; POLLO TROPICAL Trademarked Product Lines; food and beverage storage, preparation and service procedures and techniques; operating procedures for sanitation and maintenance; and methods and techniques for inventory and cost controls, record keeping and reporting, personnel management, purchasing, sales promotion and advertising; all of which may be changed, improved and further developed by Franchisor from time to time; and

       WHEREAS, the parties acknowledge that Developer is currently engaged in the development of restaurants other than Pollo Tropical restaurants and that such restaurants may incorporate certain elements of the Pollo Tropical System which are not unique or specific to the Pollo Tropical System; and

       WHEREAS, Franchisor's affiliate, POLLO TROPICAL, INC. (f/k/a "EL POLLO TROPICAL, Inc."), is the owner of the right, title and interest together with all the goodwill connected thereto in and to the trade names, service marks and trademarks "POLLO TROPICAL", "POLLO TROPICAL, plus the design", associated logos and commercial symbols, and such other trade names, service marks, and trademarks as are now designated (and may hereinafter be designated by
      Franchisor in writing) as part of the System ("Mark(s)") and has licensed the
use of such Marks to Franchisor with the right to sub-license others to use the Marks. Franchisor and Franchisor's affiliates continue to develop, use and control such Marks for the benefit and use of themselves and franchisees in order to identify for the public the source of food products and services marketed thereunder and to represent the System's high standards of quality regarding Menu Items, operations, food products, ingredients, appearance and service; and

       WHEREAS, Franchisor grants to qualified persons a franchise to own and operate POLLO TROPICAL businesses offering food products and services authorized and approved by Franchisor and utilizing the System and Marks. Developer desires to secure an exclusive area franchise to operate POLLO TROPICAL businesses using the System and Marks and has applied for an exclusive area franchise, which application has been approved by Franchisor in reliance upon all of the representations made therein; and

       WHEREAS, Developer understands and acknowledges the importance of Franchisor's high and uniform standards of quality and service and the necessity of operating the POLLO TROPICAL business in conformity with Franchisor's standards and specifications; and

       WHEREAS, Franchisor expressly disclaims the making of and Developer acknowledges that it has not received nor relied upon any warranty or guaranty, express or implied, as to the revenues, profits or success of the business venture contemplated by this Agreement other than those set forth in Franchisor's Uniform Franchise Offering Circular. Developer acknowledges that it has read this Agreement, Franchisor's Franchise Agreement and Franchisor's Uniform Franchise Offering Circular and that it has no knowledge of any representations by Franchisor, or its officers, directors, shareholders, employees or agents that are contrary to the statements made in Franchisor's Uniform Franchise Offering Circular or to the terms herein.

       NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other set forth in this Agreement hereby agree as follows:

I.     GRANT

       A. Franchisor hereby grants to Developer, pursuant to the terms and conditions of this Development Agreement, the exclusive right to obtain franchises to establish and operate franchised restaurants ("Franchised Restaurants"), within the territory described on Exhibit 1 attached hereto and incorporated herein by this reference ("Designated Territory"). Franchised Restaurants means those facilities authorized and approved from time to time by Franchisor to utilize Franchisor's System and the Marks.

       B. Developer shall be bound by the development schedule ("Development Schedule") set forth in Exhibit 2 of this Agreement. Except as otherwise set forth herein, time is of the essence. Each Franchised Restaurant shall be established and operated pursuant to a separate Franchise Agreement to be entered into by Developer and Franchisor pursuant to Section III.B. All sites must be approved by the Franchisor whose consent shall not be unreasonably
      withheld or delayed provided the Franchisor's then-current site criteria for new
sites is complied with. The Franchise Agreement (the "Franchise Agreement") shall be the form of Franchise Agreement annexed hereto as Exhibit "3". Any changes to the form of Franchise Agreement shall be subject to the approval of the Developer, except that the Continuing Service and Royalty Fee shall be subject to change in accordance with this Agreement without further consent of the Developer.

        C. Franchisor covenants and warrants that it shall not establish, nor franchise or permit any one other than Developer to establish any POLLO TROPICAL restaurant business in the Designated Territory prior to the expiration or termination of the Developer's rights under the Development Schedule, except as provided below.

        1. The Developer's exclusive right to develop "Captive Special Sites" and "Non-Captive Special Sites" (as hereinafter defined) within the Designated Territory is subject to the following qualifications. In the event an independent third party, by way of an exclusive contract or other relationship (provided such contract or other relationship is not between the third party and Franchisor, its affiliates or related entities), controls the right to develop and operate a Captive Special Site or a Non-Captive Special Site, such that Developer is precluded from developing a Pollo Tropical restaurant at such site, Franchisor, upon not less than 15 days prior written notice to Developer, may grant such independent third party the right to develop a Pollo Tropical restaurant at such Captive or Non-Captive Special Site. Notwithstanding the foregoing, with respect to Non-Captive Special Sites, Franchisor shall have no right to grant such right if such development shall be deemed to encroach on one or more of Developer's existing Pollo Tropical restaurants pursuant to the encroachment guidelines set forth in Subsection C.2., below. With respect to Captive Special Sites, Franchisor may grant such development right without regard to encroachment. For the purposes of this section, "Captive Special Sites" shall be defined as airport concourses and professional sports facilities. "Non-Captive Special Sites" shall be defined as highway facilities (that is, state-owned or state operated facilities within the rights-of-way of limited access parkways, throughways, or toll roads) or locations on college or university campuses, or military installations. All such special sites developed within the Designated Territory shall be credited against the Development Schedule in effect at the time of such opening.

       2. If an encroachment study performed by Sterling Research Group, Inc. or other reputable independent research company consented to in writing by the parties determines that the annual revenues of a particular Pollo Tropical restaurant will be diminished by at least 8% as a result of the opening within its market area of another Pollo Tropical restaurant within the 12 month period after such opening, then the parties acknowledge that the second restaurant shall be deemed encroaching on the first restaurant. Such research company shall be engaged jointly by the parties. The Franchisor shall pay the research company's fees and costs if the research company determines the second restaurant will be encroaching. The Developer shall pay such fees and costs if the research company determines the second restaurant will not be encroaching. The protocol and guidelines for the encroachment study shall be as specified in the letter and attachments from William D. Haulisen, of Sterling Research Group, Inc., to Rick Cross, of Carrols Corporation, dated 9 February, 1993, with
      respect to a similar study to be conducted for a restaurant located in
Battle
Creek, Michigan.

       3. Without limiting any other rights of the Franchisor, the Franchisor may acquire multiple restaurants in a fast food restaurant chain which may be competitive with the Developer's Franchised Restaurants and located within the Designated Territory; provided that the majority of all such restaurants are located outside the Designated Territory. The Developer shall be offered the right to acquire from the Franchisor all such restaurants located in the Designated Territory which the Franchisor desires to be operated as fast food restaurants serving chicken as a principal food item or which encroach upon other fast food restaurants then operated by Developer (such restaurants offered to the Developer are sometimes referred to as the "other chain restaurants"). Developer shall not be required to purchase any such restaurants which are located within any Designated Area designated under any Franchise Agreement issued hereunder, or which, pursuant to an encroachment study undertaken in accordance with this Agreement, would be deemed to encroach on any of Developer's existing Pollo Tropical restaurants issued hereunder. Also, restaurants which are located within any Designated Area of a Pollo Tropical franchisee are not required to be included in such offer, provided they are offered to the applicable franchisee pursuant to its Franchise Agreement with the Franchisor. Any restaurants acquired under this subsection by the Developer shall require the Developer to reimburse the Franchisor for its acquisition expenses consistent with but not to exceed the existing local site and development costs to open a comparable restaurant in the same general market area, which Franchisor reasonably allocates to the restaurants to be transferred and consistent with current site criteria required by Franchisor. In addition, for each such restaurant, the Developer shall enter into the approved form of Franchise Agreement hereunder being used between Franchisor and Developer, subject to the other terms of this Agreement. No initial franchise fees shall be charged under such Franchise Agreements. The Developer's opening of such restaurants as Pollo Tropical restaurants under the terms of such Franchise Agreements, or any other opening by the Franchisor (or any third party authorized by Franchisor) of such restaurants as Pollo Tropical restaurants, shall be credited against the development schedule in effect in the Designated Territory at the time of such opening.

       If the Franchisor and Developer do not enter into an agreement, within ninety (90) days from the offer (provided both parties have negotiated in good faith), satisfactory to both parties, for the Developer to acquire and operate any of the other chain restaurants located in the Designated Territory, the Franchisor or any other affiliate or franchisee of Franchisor may own and/or operate such restaurants as Pollo Tropical restaurants or under any other marks, without being in breach of this Agreement provided it is not within the Designated Area of any of Developer's Franchise Agreements issued hereunder and further provided that it would not be deemed to encroach (as defined under this Agreement) on any of Developer's existing restaurants issued under this Agreement.

        4. It shall not be a breach of Franchisor's obligations for any Pollo Tropical restaurant located outside the Designated Territory to be granted an exclusive or protected territory which extends into the boundaries of the Designated Territory, provided such restaurant's primary trade area reasonably
      encompasses such territory, and provided that the majority of the primary trade
area is outside the boundaries of the Designated Territory.

       D. This Agreement is not a Franchise Agreement, and Developer shall have no right to use in any manner the Marks by virtue hereof.

       E. Developer shall have no right under this Agreement to franchise others to operate a business or use the System or the Marks. Franchisor reserves all rights not expressly granted to Developer under this Agreement.

       F. Franchisor agrees to use its good faith efforts to generally require its franchisees and company-owned restaurants (except with respect to test marketing) to maintain uniformity, consistency and high quality standards throughout the System.

II.    DEVELOPMENT FEE

       A. As consideration for the rights and options granted herein, the Developer shall pay to Franchisor one-time initial individual franchise fees for restaurants required to be developed under this Agreement, in accordance with the following schedule:

For each of the first three Pollo Tropical Franchised Restaurants . . . .
$30,000.00 For the fourth and each additional POLLO TROPICAL Franchised
Restaurant . . . . . . . . . .$15,000.00

Simultaneous with the execution of this Agreement, Developer shall pay Franchisor the sum of $110,000, to be credited against the initial franchise
fees in the order owed to Franchisor under this Agreement.   Said amount is
fully earned by Franchisor upon execution of this Agreement and is non-refundable. The balance of the initial franchise fees, as specified in this Section, shall be due as specified in Section II.B. hereof.

       B. Developer shall submit a separate application for each Franchised Restaurant to be established within the Designated Territory by Developer.
Prior to beginning construction of each Franchised Restaurant, a separate Franchise Agreement shall be executed for each such Franchised Restaurant, at which time payment representing the appropriate individual franchise fee, as enumerated in Section II.A. hereof, is due and owing in accordance with the terms of the Franchise Agreement. Upon the execution of each Franchise Agreement, the terms and conditions of such Franchise Agreement shall control the establishment and operation of such Franchised Restaurant. Prior to the commencement of construction of each restaurant under the Development Schedule, a separate Franchise Agreement shall be executed for each such Franchised Restaurant, at which time payment representing the balance of the appropriate individual franchise fee, as enumerated in Section II.A. hereof; shall be paid. Upon the execution of each Franchise Agreement, the terms and conditions of such Franchise Agreement shall control the establishment and operation of such Franchised Restaurant.

III.   DEVELOPMENT SCHEDULE AND MANNER OF EXERCISING RIGHTS

       A.     By the dates set forth under the Development Schedule
      ("Development Period(s)"), Developer shall develop and open  and enter into
Franchise Agreements with Franchisor pursuant to this Agreement for at least the number of Franchised Restaurants described under the Development Schedule annexed hereto. Each Franchised Restaurant shall be established and operated pursuant to a separate Franchise Agreement, as specified in Section III.B. hereof. Developer shall at all times after the expiration of each of the Development Periods continuously maintain in operation pursuant to each Franchise Agreement at least the number of Franchised Restaurants set forth on the Development Schedule, provided however that such obligation does not apply to facilities that are transferred in accordance with the provisions of the Franchise Agreement, or are closed due to force majeure.

       B. Developer shall exercise its rights to obtain franchises for Franchised Restaurants as granted herein only as follows:

               1. By executing the approved form of Franchise Agreement attached hereto for the applicable Franchised Restaurant and complying with its terms including, without limitation, the payment of the applicable franchise fee, except after the 10th anniversary hereof, the Franchisor's then-current Continuing Services and Royalty Fee shall be deemed incorporated into and used in the approved form of Franchise Agreement thereafter used by the parties for all purposes of this Agreement. The Franchisor's then current Continuing Services and Royalty Fee shall be defined as the average rate then charged by the Franchisor to franchisees under the then-most recently granted 15 Franchise Agreements (excluding any Franchise Agreements granted to Developer from being counted toward such 15 Franchise Agreements) but in no case shall the Continuing Services and Royalty Fee be increased above 5%.

       Franchisor shall execute the Franchise Agreement only if (i) Developer is in compliance with all material requirements and obligations of this Agreement and all other agreements between Franchisor and Developer beyond applicable periods of grace and notice, if any, set forth in such agreements, and (ii) Developer and its affiliates are in material compliance with all of their respective obligations beyond applicable periods of grace and notice if any under any Franchise Agreement. In order to complete the exercise of any right to obtain a Franchise Agreement and meet the Development Schedule, the Franchise Agreement must be executed by Developer and Franchisor at or before the time required herein. Notwithstanding the foregoing, in the event of a bona fide dispute as to whether a default exists under a Franchise Agreement with Developer, Franchisor shall not delay the execution of a Franchise Agreement hereunder.

IV.    TERM AND RIGHT OF ADDITIONAL DEVELOPMENT

       A. The rights granted hereunder to Developer shall continue, unless sooner terminated in accordance with the terms of this Agreement.

       B. Developer shall have the right to establish and operate within the Designated Territory any Franchised Restaurants in addition to the Franchised Restaurants set forth on Exhibit 2, provided Developer has complied, in all material respects, with the terms of this Agreement. Developer shall pay the franchise fee set forth in Article II for the corresponding number of Franchised Restaurants and execute the approved form of Franchise Agreement, subject to the
      restrictions herein, for each such business.  For clarification, the rights
granted in this subsection shall not be construed to allow an extension of this Agreement, but shall apply only with respect to additional restaurants which may be opened during the term of this Agreement at the time of grant of any additional rights to enter into additional Franchise Agreements.

V.     DUTIES OF DEVELOPER

       Developer shall perform the following obligations:

              1. Developer shall comply with all terms and conditions set forth in this Agreement.

              2. In accordance with the terms of Section VI. of this Agreement, Developer shall at all times preserve in confidence any and all materials and information furnished or disclosed to Developer by Franchisor and designated by Franchisor as confidential, and is, in fact, "Confidential Information", and Developer shall disclose such information or materials only to such of its employees or agents who must have access to it in connection with their employment. In accordance with the terms of Section VI of this Agreement, Developer shall not at any time, without Franchisor's prior written consent, copy, duplicate, record or otherwise reproduce such materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person. Processes or information which is (a) generally known in or used in the industry, (b) already known or used by Developer, or (c) independently developed by Developer (excluding with respect to (a), (b) and (c), information acquired by any principal of Developer from such principal's affiliation as director or consultant of Franchisor) shall not be deemed confidential.

              3. Developer shall comply with all requirements of federal, state and local laws, rules and regulations.

VI.    PROPRIETARY MARKS/CONFIDENTIALITY

       A. Notwithstanding any provision to the contrary under this Agreement, it is understood and agreed that this Agreement does not grant the Developer any right to the use of the Marks or to use any of Franchisor's trade secrets and/or Confidential Information, as defined below. Further, it is understood and agreed that this Agreement does not grant the Developer any right to any copyright or patent which Franchisor or its affiliate now owns or may hereinafter own. Rights to the Marks, Confidential Information (as defined below), copyrights, or patents are granted only under the Franchise Agreements to be executed by Franchisor and Developer.

       B. Developer acknowledges that it and its owners, officers, directors and partners, if any, knowledge of the operation of a POLLO TROPICAL restaurant business including, without limitation, the method of preparation of Menu Items and other food products, and other specifications, product formulae, standards and operating procedures of a POLLO TROPICAL restaurant business are derived from information disclosed to Developer by Franchisor and that such information is proprietary, confidential and the trade secrets of Franchisor. Developer agrees that it and its owners, officers, directors and partners, if any, shall maintain the absolute confidentiality of all such information during
      and after the term of this Agreement and agrees that neither it nor any such
persons will use any such information in any other business or in any manner not specifically authorized or approved in writing by Franchisor. "Trade secrets" refer to the whole or any portion of know-how, knowledge, methods, specifications, processes, procedures and/or improvements regarding the business that is valuable and secret in the sense that it is not generally known to competitors of Franchisor except as otherwise provided in Article V.2. hereof Confidential Information includes changes made to this Agreement from the terms of the Franchisor's standard franchise agreement.

       C. Developer agrees that it and its owners, officers, directors and partners, if any, shall divulge Confidential Information only to such of its employees as must have access to it in order to perform obligations under this Agreement. Any and all information, knowledge and know-how of Franchisor, including, without limitation, the Confidential Operations Manual ("Confidential Operations Manual"), Trade Secrets, drawings, materials, equipment, techniques, restaurant systems, product formulae, recipes and other data which Franchisor designates as confidential shall be deemed confidential for purposes of this Agreement(collectively, the "Confidential Information"). Confidential Information does not include information which Developer can demonstrate lawfully came to its attention prior to disclosure thereof by Franchisor; or which, at the time of disclosure by Franchisor to Developer, had lawfully become a part of the public domain, through publication or communication by others; or which, after disclosure to Developer by Franchisor, lawfully becomes a part of the public domain, through publication or communication by others. All references in this Agreement to the Confidential Operations Manual include the entire series of manuals Franchisor may designate as the Confidential Operations Manual, including, but not limited to restaurant design criteria, restaurant operations, forms index, approved vendors, and new products lists. Franchisor acknowledges that Developer has been engaged in the restaurant industry for a significant period of time and, consequently, has and continues to have significant exposure and experience with respect to various processes, procedures, knowledge, methods, improvements and the like inherent in the industry. Developer acknowledges that it has no knowledge of the basting recipe, the cooking spice recipes and other recipes used by the Franchisor in its food preparation, all of which are deemed confidential.

       D. Due to the special and unique nature of the Confidential Information of Franchisor, Developer agrees and acknowledge that Franchisor shall be entitled to immediate equitable remedies, including but not limited to, restraining orders and injunctive relief in order to safeguard such information of Franchisor and that money damages alone would be an insufficient remedy with which to compensate Franchisor for any continuing breach of the terms of Section
VI. of this Agreement. Furthermore, Developer shall promptly obtain nondisclosure agreements and deliver copies of them to Franchisor from Developer's directors, officers and other persons who are exposed to such information, including restaurant managers and supervisors (to the extent Franchisor generally obtains nondisclosure agreements from its employees in a similar capacity) prior to them having access to the trade secrets, confidential and proprietary information of Franchisor, in the form acceptable to Franchisor and subject to the reasonable approval of Developer, all of which agreements Developer agrees to enforce.

             E.     Developer is granted access to certain Confidential
Information
pertaining to the System only pursuant to an individual Franchise Agreement executed between Developer and Franchisor, and the foregoing paragraphs are not intended, and shall not be interpreted to grant or entitle Developer to receive any such Confidential Information pursuant to this Agreement.

VII.   DEFAULT AND TERMINATION

       A. The rights and territorial protection granted to Developer in this Agreement have been granted in reliance on Developer's representations and warranties, and strictly on the conditions set forth in Sections I. and III. of this Agreement, including, without limitation, the condition that Developer comply strictly with the Development Schedule in a timely manner.

       B. Subject to applicable law, the Developer's rights under this Agreement shall automatically terminate without notice or opportunity to cure on the date of the occurrence of any of the events described in this subsection B, which shall be considered defaults under this Agreement by the Developer: the Developer becomes insolvent or makes a general assignment for the benefit of creditors; a petition in bankruptcy is filed by the Developer or such a petition is filed against or consented to by the Developer and such petition is not dismissed within 90 days; the Developer is adjudicated a bankrupt; a bill in equity or other proceeding for the appointment of a receiver of the Developer or other custodian for all or substantially all of the Developer's business or assets is filed and consented to by the Developer; a receiver or other custodian (permanent or temporary) of all or substantially all of the Developer's business or assets is appointed by any court of competent jurisdiction; proceedings for a composition with creditors under Federal or any state law is instituted by or against (and not dismissed within 90 days) the Developer; or a substantial portion of the real or personal property of the Developer is sold after levy thereupon by any sheriff, marshal or constable. In addition, the Developer shall notify the Franchisor in writing within 10 days of each of the foregoing events.

       C. The Developer shall be deemed to be in default and the Franchisor may, at its option, terminate all rights granted to the Developer under this Agreement, effective immediately upon notice to the Developer, upon the occurrence of any of the following events:

               1. If Developer, or any officer, director, or employee (restaurant manager status or above) of the Developer, is convicted of a felony, a crime of moral turpitude or any other crime or offense that is reasonably likely to have a material adverse effect on the System or the Marks, unless the Developer within ten days after the conviction immediately and legally terminates such individual as an officer, director, and employee of the Developer.

              2. If the Developer, contrary to the terms of this Agreement, purports to transfer any rights or obligations under this Agreement, without the Franchisor's prior written consent as required under this Agreement and Developer fails to cure within 10 days of written notice from Franchisor.

              3. If the Developer, or any of its principals, misrepresented or withheld any information deemed material by the Franchisor in any application
      submitted to Franchisor for purposes of obtaining this Agreement and
Developer
fails to cure within 10 days of written notice from Franchisor.

              4. If any breach occurs under Section VI. or Section IX.C. of this Agreement and Developer fails to cure within 10 days of written notice from Franchisor.

              5. If the Developer makes any unauthorized use of the Marks or otherwise materially impairs the good will associated with the Marks and Developer fails to cure within 10 days of written notice from Franchisor.

       D. Except as otherwise provided above, the Developer shall have 5 business days with respect to monetary defaults, and 30 days (or such longer period as is reasonably required to cure the default, provided Developer commences and continues to use its commercially reasonable best efforts to effectuate such cure within a reasonable time thereafter) with respect to nonmonetary defaults, to cure the default after delivery from the Franchisor of a written notice of default. The notice of default must specify the nature of the default. If any default is not cured and reasonable evidence of such cure delivered to the Franchisor within the applicable cure period, all rights of the Developer shall terminate without further notice to the Developer effective immediately upon expiration of the applicable cure period or such longer period as applicable law may require.

       The Developer shall have the burden of proving it properly and timely cured any default, to the extent such cure is permitted under this Agreement.

       Upon termination of Developer's rights under this Agreement, the balance of all unpaid franchise fees under Section II.A. for Franchise Agreements already executed shall be paid to the Franchisor and the remaining rights granted Developer to establish Franchised Restaurants under this Agreement shall automatically be revoked and shall be null and void. Developer shall have no right to establish or operate any Pollo Tropical business for which a Franchise Agreement has not been executed by Franchisor. Subject to the Developer's rights in Section 5 of the Development Schedule, Franchisor shall be entitled to establish, and to license others to establish, Franchised Restaurants in the Designated Territory except as may be otherwise provided under any Franchise Agreement which has been executed between Franchisor and Developer, or Developer's affiliates, and which has not been terminated. No default under this Agreement shall constitute a default under any Franchise Agreement between the parties hereto, except to the extent that any default under this Agreement constitutes a default under any Franchise Agreement in accordance with the terms of the Franchise Agreement. All obligations of Developer under Section VI. of this Agreement, shall survive termination of this Agreement.

       E. No right or remedy herein conferred upon or reserved to Franchisor is exclusive of any other right or remedy provided or permitted by law or equity.

VIII.  TRANSFERABILITY

       A. This Agreement and all rights hereunder can be assigned and transferred by Franchisor and, if so, shall be binding upon and inure to the
      benefit of Franchisor's successors and assigns; provided, however, that with
respect to any assignment requiring the subsequent performance by the assignee of the functions of Franchisor, the assignee shall expressly assume and agree
to perform such obligations.   Franchisor agrees that any assignee of all of
Franchisor's rights under this Agreement shall be required to have experience at the CEO and COO level comparable to the present experience of the Franchisor as a condition to such assignment by the Franchisor. Specifically, and without limitation to the foregoing, Developer expressly agrees that Franchisor may sell its assets, Marks or System outright to a third party; may make a public offering of securities; may engage in a private placement of some or all of its securities; and may merge, acquire other corporations or entities, or be acquired by another corporation or other entity; may undertake a refinancing, recapitalization, leveraged buy out or other economic or financial restructuring. Nothing contained in this Agreement shall require Franchisor to remain in the business in the event that Franchisor exercises its rights hereunder to assign its rights in this Agreement.

       B. Developer has represented to Franchisor that Developer is entering into this Agreement with the intention of complying with its terms and conditions and not for the purpose of resale of the developmental rights hereunder.

       C. Developer, may not without Franchisor's prior written consent, which shall not be unreasonably withheld or delayed, by operation of law or otherwise, directly or indirectly, sell, assign, transfer, convey, give away, or encumber to any person, all or any part of its interest in this Agreement, nor offer, permit, or suffer the same to be sold, assigned, transferred, conveyed, given away, or encumbered in any way to any person without Franchisor's prior written consent which shall not be unreasonably withheld or delayed. Developer may not without the prior written consent of Franchisor fractionalize any of the rights of Developer granted pursuant to this Agreement.

Any purported assignment of any of the above interests in Developer or of Developer's rights herein not having the aforesaid consent shall be null and void and shall constitute a material default hereunder. If this Agreement is assigned to a subsidiary or affiliate of Developer (but not the parent of Developer or any successor to the parent of Developer) then any sale or other transfer of substantially all of the equity interests in such subsidiary or affiliate shall be deemed a transfer subject to the terms of this Subsection C.

       So long as Developer is in material compliance with this Agreement and any other agreements to which Developer and Franchisor are parties, Franchisor shall not unreasonably withhold its approval of an assignment or transfer, to proposed assignees or transferees if such persons: (i) are of good moral character and have sufficient business experience, aptitude and financial resources, (ii) otherwise meet Franchisor's then applicable standards for developers, and (iii) are willing to assume all obligations of Developer hereunder and are willing, together with (if such assignee or transferee is not a public company) all owners of more than 15% of any class of ownership interest in the transferee, to execute and be bound by all provisions of this Development Agreement for a term equal to the remaining term hereof. Franchisor's approval of any transfer of rights in the Developer or its assets, including this Agreement, shall not be deemed a release of the transferor's obligations to the
      Franchisor.  Consent to any transfer shall not be deemed a consent to any future
transfer.

       In addition to the above requirements, as a condition to granting its approval of any such assignment or transfer, Franchisor may require the Developer to submit to the Franchisor its standard franchise application and have its principals be interviewed by the Franchisor at its main office, as well as requiring Developer or the assignee or transferee to pay to Franchisor an assignment fee to defray expenses incurred by Franchisor in connection with the assignment or transfer, legal and accounting fees, credit and other investigation charges and evaluation of the assignee or transferee and the terms of the assignment or transfer. The transfer fee shall not exceed $10,000. Transfer fees are non-refundable regardless of whether a transfer is consummated.

       Developer shall be considered in default hereunder for any failure of an owner to comply with any of the terms of this Section C.

       D. This Agreement may be assigned to a partnership or corporation which is actively managed by Developer and in which Developer owns and controls not less than fifty-one percent (51%) of the general partnership interest or the equity and voting power of such corporation and other persons who are not competitors, or are actively involved (as an officer, director, employee, or owner of 25% of voting securities) with any competitor of the Franchisor, provided that (i) such partnership or corporation, shall execute an Assignment Agreement in form approved by Franchisor undertaking to be bound by all provisions of this Agreement, and (ii) at the time of transfer the Developer is in compliance with its material obligations to the Franchisor. No new shares of voting stock in the transferee corporation, nor grant of partnership interest in the transferee partnership, which would dilute below 51% the equity interests of the owners of Developer existing at the time of any approved transfer, shall be issued without obtaining Franchisor's prior written consent and then only upon disclosure of the terms and conditions herein being made to the prospective new holders of the stock. Any assignment by Developer to a parent or subsidiary which prior to the assignment executes and delivers to Franchisor an assumption agreement agreeing to assume all of Developer's obligations hereunder shall not require consent from the Franchisor.

       E. If Developer or its owners shall at any time desire to sell the rights under this Agreement or any of their respective ownership interests in Developer, or any of Developer's assets (except in the ordinary course of business), Developer or its owners shall obtain a bona fide, executed written offer from a responsible and fully disclosed purchaser and shall submit an exact copy of such offer to Franchisor, which shall, for a period of twenty (20) days from the date of delivery of such offer, have the right, exercisable by written notice to Developer or its owners, to purchase such rights under this Agreement or such ownership interests for the price and on the terms and conditions contained in such offer, provided that Franchisor may, unless adverse tax consequences may result to the seller, substitute cash or its publicly traded securities at their then current fair market value for any form of payment proposed in such offer and that Franchisor shall have not less than sixty (60) days to prepare for closing. If Franchisor does not exercise this right of first refusal, Developer or its owners, as applicable, may complete the
      sale of such interest in this Agreement or such ownership interest, subject to
Franchisor's approval of the purchaser as provided in Section VIII.C. herein, provided that if such sale is not completed within one hundred eighty (180) days after delivery of such offer to Franchisor, Franchisor shall again have the right of first refusal provided. This Section shall not apply to an assignment to a partnership or corporation, as described in Section VIII.D., to which
Section VIII.D. is applicable. Developer shall be considered in default hereunder for any failure of an owner to comply with any of the terms of this Section E. The terms of this Section E. shall apply only if this Agreement is assigned to or held by a separate subsidiary or affiliate or its affiliates which separate subsidiary or affiliate operates only the Pollo Tropical Restaurants and not other businesses of Developer, or Developer is no longer affiliated with Carrols Corp or its parent, or any successor to Carrols Corp or its parent.

       F. No sale, assignment, transfer, conveyance, encumbrance, or gift of any interest in this Agreement, shall relieve Developer and the shareholders or partners participating in any transfer, of the obligations of the covenants not to compete with Franchisor contained in Section IX., (provided that a transfer of Developer's entire rights under this Agreement shall be considered a termination of this Agreement for purposes of determining the duration of such covenants), except where Franchisor shall expressly authorize in advance in writing.

        G. In addition to the above requirements, in connection with securities offerings by the Developer, the following terms shall apply:

              1. The Developer shall comply with all applicable laws, orders, rules and regulations of the United States and all other applicable jurisdictions and governmental agencies governing the offer and sale of securities.

              2. All materials required to be used for a public or private offering (provided that with respect to a private offering by Developer if it is Carrols Corp. or its parent, subsidiary or affiliate, it is undertaken to raise at least $3 million), including those to be submitted to a governmental agency under any Federal or state securities law in connection with a private or public offering of securities or bonds shall first be submitted to the Franchisor for review which review shall be limited to the subject of their content and veracity as they relate to the Franchisor. No offering or press release by or for the benefit of the Developer shall imply (by use of the Marks or otherwise) that the Franchisor is participating in an underwriting, issuance, or offering of the Developer's or the Franchisor's securities. The Franchisor shall thereafter promptly advise the Developer in writing as to any objections relating to the information pertaining to Franchisor or the System and instruct the Developer within 10 business days as to any information which it believes is misleading or inaccurate, and therefore shall not be included in the offering materials. If Franchisor fails to respond within such period, then acceptance shall be deemed given provided that a conspicuous written statement that silence is deemed acceptance at the end of the 10 business days is delivered to Franchisor with such materials. Only after completion of review (or failure to respond as required within such 10 business day period) by the Franchisor and the Franchisor has received any required indemnification agreements contemplated
      below may the Developer proceed to file, publish, issue or release any of the
offering materials. Any information found to be false, misleading or misstated must be stricken from the final draft before release or publication. It is specifically understood, however, that any such review by the Franchisor is solely for its own information. The Franchisor's approval of any matter subject to its approval under this Subsection shall not constitute any kind of authorization, endorsement, approval or ratification as to the legal or factual sufficiency on which the Developer or any other person may rely, or a representation or warranty regarding the suitability or likelihood of success of the proposed offering, either express or implied. Further, the Developer agrees that the Franchisor's objection, in accordance with the Franchisor's rights in this Section, if any, shall not result in any liability to the Franchisor unless Franchisor is determined to be unreasonable pursuant to any arbitration or other legal proceedings hereunder. The Developer shall make no oral or written representations of any kind indicating or implying that the Franchisor has any interest or relationship whatsoever with the proposed offering other than acting as the Franchisor pursuant to the terms of this Agreement. The Developer's offering materials and sales literature shall include the following statement conspicuously in all such materials:

              NEITHER THE FRANCHISOR, POLLO FRANCHISE, INC., ITS PARENT, POLLO TROPICAL, INC., NOR ANY OF THEIR RESPECTIVE DIRECTORS (UNLESS ACTING ON BEHALF OF A PERSON OTHER THAN POLLO FRANCHISE, INC., ITS PARENTS, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS OR AFFILIATES), OFFICERS OR AFFILIATES (THE "POLLO GROUP") IS INVOLVED IN THIS OFFERING OR IS RESPONSIBLE FOR THE ACCURACY OR ADEQUACY OF THE STATEMENTS MADE OR INFORMATION PRESENTED HEREIN. FURTHER, THE POLLO GROUP WILL NOT AND HAS NOT MADE ANY RECOMMENDATION RESPECTING THE QUALITY, SUITABILITY, ADVISABILITY, OR NATURE OF THE INVESTMENT CONTEMPLATED BY THIS OFFERING.

              3. The Developer must fully indemnify the Franchisor in connection with the offering (other than for any liability arising from material errors or omissions in information provided by the Franchisor to the Developer and incorporated into the offering materials and relied upon by the investors) and except for other intentional acts of misconduct of Franchisor.

              4. For each proposed offering of securities in which any offering materials are, or are required to be, used under federal or state securities laws, the Developer shall pay to the Franchisor a non-refundable Offering Fee of up to $3,000 to reimburse the Franchisor for its reasonable costs and expenses associated with and actually incurred in reviewing the proposed offering materials, including legal and accounting fees. The Developer shall use its reasonable efforts to give the Franchisor as much time as possible, subject to applicable securities laws, but in any event at least 10 days', written notice prior to the effective date of any offering or other transaction covered by this Section. The Offering Fee is nonrefundable and shall be due and payable after presentment of a bill for such services actually rendered.

              5. Developer shall ensure that any parent entity of Developer, complies to the terms of this Subsection G. to the same extent as the Developer.

For purposes thereof, such parent entity, if any, shall be deemed included within the definition of Developer as used in this Subsection G.

              6. If Developer is Carrols Corp. its parent, affiliate, or its subsidiary, all of the remaining terms of this Subsection G.6. shall be considered inapplicable and of no effect regarding any public offerings by such Developer. Developer shall not, without the consent of Franchisor, undertake any proposed public offering of Developer's securities. For a period of two years from the date of this Agreement, Franchisor may arbitrarily withhold its consent to any such public offering which otherwise satisfies the conditions set
forth above in this Section VIII.G.   Thereafter, Franchisor may not arbitrarily
withhold its consent to any proposed public offering which satisfies the conditions set forth above in this Section VIII.G., provided:

              (a) the Developer at all times during the public offering process and at consummation of the public offering is in compliance with its obligations under this Agreement;

              (b) Franchisor shall have the right to approve the managing underwriter of the public offering, which approval shall not be unreasonably withheld or delayed;

              (c) the securities to be issued in the public offering shall have been approved for listing, subject to notice of issuance on the New York Stock Exchange, the American Stock Exchange or the NASDAQ national market system;

              (d) in the public offering, Developer shall not sell more than a 75% equity interest in Developer; and

              (e) in the event that at the time Franchisor receives notice of Developer's intent to undertake any public offering, Franchisor has undertaken a public or private offering of Franchisor's securities, Developer, at Franchisor's request given by written notice within 30 days of receipt of Developer's notice, shall delay filing of any registration statement with respect to Developer's public offering until the later of six (6) months from the completion or abandonment of Franchisor's offering or nine (9) months from the date of Franchisor's notice to Developer (but in no case shall Developer undertake an offering prior to May 31, 1995).

IX.    COVENANTS

        A. Developer covenants that during the term of this Agreement, except as otherwise approved in writing by Franchisor, Developer or Developer's full-time manager shall devote full time, energy, and reasonable efforts, to the management and operation of the Franchised Restaurants to be franchised in accordance with the rights granted pursuant to this Agreement and shall complete the Franchisors training requirements to the Franchisor's reasonable satisfaction.

        B. Developer covenants that during the term of this Agreement and for a period of two (2) years thereafter, except as otherwise approved in writing by Franchisor, Developer shall not, either directly or indirectly, for himself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation:

                    1.  Employ or seek to employ without prior written consent of
Franchisor any person who is at that time employed by Franchisor, Franchisor's affiliate, or by any other franchisee of Franchisor, or otherwise directly or indirectly seek to induce such person to leave his or her employment, nor attempt to encourage any supplier, consultant, representative or other material business contact of Franchisor to terminate or otherwise disrupt its relationship with Franchisor, its affiliates or its franchisees. Unless Franchisor agrees to waive its right to enforcement of such requirements, Franchisor shall indemnify Developer for reasonable costs and expenses, including attorneys fees, arising from third party claims of restraint of trade or similar claims provided that Franchisor is provided with reasonable notice thereof and the opportunity to control the defense or settlement of such claims. Franchisor agrees to be mutually bound to the Developer under the covenants set forth in this Subsection 1 to the same extent the Developer is bound to the Franchisor, provided that Developer agrees to indemnify the Franchisor under this Subsection 1 to the same extent the Franchisor is required to indemnify the Developer under this Subsection.

              2. Except with respect to Burger King and Taco Cabana restaurant chains being conducted by Developer, own, maintain, engage in, consult with or have any interest in any restaurant or prepared food business engaging in whole or in part, in dispensing, promoting or selling chicken products as a principal food item (i.e., at least 40% of gross revenues during any calendar quarter) or otherwise operating a Latin-theme restaurant offering food products substantially similar to those offered in POLLO TROPICAL restaurants. The terms of this Section 2. shall apply throughout the United States (including Puerto Rico and its other territories), Canada, Central and South America and the Caribbean Islands (including without limitation, the Bahamas, Cuba [in the event trade restrictions are revised to allow the Franchisor to establish restaurants in such locations] and all other islands in the Greater and Lesser Antilles).

      Each of the foregoing covenants in Sections 1. and 2. above shall be construed as independent of any other covenant or provision of this Agreement. In the event that any court shall finally hold that the time or territory or any other provision stated in this Section IX constitutes an unreasonable restriction upon Developer, Developer hereby expressly agrees that the provisions of this Section IX shall not be rendered void, but shall apply as to time and territory or to such other extent as such court may judicially determine or indicate constitutes a reasonable restriction under the circumstances involved.

       D. Developer understands and acknowledges that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Section IX. in this Agreement, or any portion thereof, without Developer's consent, effective immediately upon receipt by Developer of written notice thereof, and Developer agrees that it shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section XV. hereof.

       E. Developer shall promptly obtain signed agreements containing similar covenants (in a form reasonably satisfactory to Franchisor) and deliver copies of them to Franchisor from the same persons Developer is bound to obtain confidentiality agreements from under Section VI.D. hereof provided that the
      same or similar covenants are generally required of Franchisor's personnel.

X.     NOTICES

       Any and all notices required or permitted under this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, or sent by nationally recognized courier service, to the respective parties at the following addresses:

       Notices to Franchisor:  POLLO  FRANCHISE, INC.
                               7300 N. Kendall Drive,
                               Eighth Floor
                               Miami, Florida  33156
                               Attn: Larry Harris, President

       Copy to:                Ronald N. Rosenwasser, Esq.
                               Ronald N. Rosenwasser, P.A.
                               One Boca Place, Suite 234W
                               2255 Glades Road
                               Boca Raton, FL  33431

       Notices to Developer:   At the address specified on
                               Page 1 of this Agreement.


       Copy to: Attn:          Daniel Accordino, President
                               Joseph Zirkman, V.P. General Counsel
                               Carrols Corporation
                               968 James Street
                               P.O. Box 6969
                               Syracuse,  NY 13217-6969

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered: on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal or courier authorities as not deliverable, as the case may be, if mailed or sent by courier.


XI.    INDEPENDENT CONTRACTOR AND INDEMNIFICATION

       A. This Agreement does not constitute Developer as an agent, legal representative, joint venturer, partner, employee, or servant of Franchisor for any purpose whatsoever. Developer can not represent to third parties that it is an agent of Franchisor and it is understood between the parties hereto that Developer shall be an independent contractor and that, unless specifically authorized herein, neither party is authorized to make any contract, agreement, warranty or representation on behalf of the other, or to create any obligation, express or implied, on behalf of the other.

       B. Developer shall prominently display, by posting of a sign within public view, on or in the premises of the Developer, a statement that clearly indicates that its business is independently owned and operated by Developer.

       C. Developer shall defend at its own cost and indemnify and hold harmless Franchisor, its shareholders, directors, officers, employees and agents, from and against any and all loss, costs, expenses (including reasonable attorneys' fees), damages and liabilities, however caused, resulting directly or indirectly from or pertaining to the use, condition, or construction, equipping, decorating, maintenance or operation of its business, except to the extent such losses, claims, costs, expenses, damages, or liabilities were caused solely through the negligence or intentional misconduct of Franchisor or any of its agents or employees. The terms of this Section shall survive any termination or expiration of the Franchise Agreement.

XII.   APPROVALS

       Whenever this Agreement requires the prior approval or consent of Franchisor, Developer shall make a timely written request to Franchisor therefor, and, except as otherwise provided herein, any approval or consent granted must be in writing to be binding upon Franchisor.

XIII.  NON-WAIVER

       No failure of either party to exercise any power reserved to it in this Agreement or to insist upon compliance by the other party with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of either party's rights to demand exact compliance with the terms of this Agreement. Waiver by either party of any particular default shall not affect or impair either party's right in respect to any subsequent default of the same or of a different nature, nor shall any delay, forbearance, or omission of either party to exercise any power or right arising out of any breach or default by the other party of any of the terms, provisions, or covenants of this Agreement, affect or impair such party's rights, nor shall such constitute a waiver by such party's of any rights hereunder or rights to declare any subsequent breach or default.

XIV.   SEVERABILITY AND CONSTRUCTION

       A. Each Section, part, term and/or provision of this Agreement shall be considered severable, and if, for any reason, any Section, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with any existing or future law or regulation, such shall not impair the operation of or affect the remaining portions, sections, parts, terms and/or provisions of this Agreement, and the latter will continue to be given full force and effect and bind the parties hereto; and said invalid sections, parts, terms and/or provisions shall be deemed not part of this Agreement; provided, however, that if Franchisor determines that said finding of illegality adversely affects the basic consideration of this Agreement, Franchisor may, at its option, terminate this Agreement.

       B. Anything to the contrary herein notwithstanding, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Franchisor or Developer and such of their respective successors and assigns as may be contemplated by this Agreement, any rights or remedies under or by reason of this Agreement.

             C.     Developer shall be bound by any promise or covenant imposing the
maximum duty permitted by law which is contained within the terms of any provision hereof, as though it were separately stated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.
       D. All captions herein are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof. The singular usage includes the plural, where appropriate in the context, and the masculine and neuter usages include the other and the feminine.

       E. This Agreement may be executed in multiple copies, and each copy so executed shall be deemed an original.

       F. The recitals set forth in this Agreement are specifically incorporated into the terms of this Agreement and hereby constitute a part hereof.

       G. The parties acknowledge that any obligations of Developer which expressly or by their nature survive termination or expiration of this Agreement, including but not limited to, Developer's obligations under Sections VI., VIII.G.3., IX., XI., and XVII. hereof, shall continue in full force and effect following any termination or expiration of this Agreement, until they are satisfied or by their nature expire.

XV.    AMENDMENTS

       No amendment, change, or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by the parties in writing.

XVI.   APPLICATION OF FRANCHISE AGREEMENT

       For each Franchised Restaurant established pursuant to this Agreement, a separate Franchise Agreement shall be executed and an initial franchise fee as prescribed by Franchisor shall be paid to Franchisor, subject to the terms of Sections I -III. and Exhibit "2" of this Agreement. Except as specifically set forth in this Agreement, the establishment and operation of each Franchised Restaurant shall be in accordance with the terms of the applicable Franchise Agreement.

XVII.  APPLICABLE LAW

       A. THIS AGREEMENT TAKES EFFECT ONLY UPON ITS ACCEPTANCE AND EXECUTION BY FRANCHISOR IN MIAMI, FLORIDA AND SHALL BE INTERPRETED AND CONSTRUED UNDER THE LAWS OF SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, EXCEPT TO THE EXTENT GOVERNED BY THE UNITED STATES TRADEMARK ACT OF 1946 (LANHAM ACT, 15, U.S.C. SECTION 1051 ET SEQ).

       B.     THIS AGREEMENT IS ENTERED INTO IN DADE COUNTY, FLORIDA AND ANY
      ACTION SOUGHT TO BE BROUGHT BY EITHER PARTY FOR THE PURPOSE OF ENFORCING
THE
TERMS AND PROVISIONS HEREOF, EXCEPT AS OTHERWISE PROVIDED IN SECTION XVII.A., BELOW, SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT (ELEVENTH CIRCUIT), SOUTHERN DISTRICT, AND PARTIES DO HEREBY WAIVE ALL QUESTIONS OF PERSONAL JURISDICTION OR VENUE FOR THE PURPOSES OF CARRYING OUT THIS PROVISION.

       C. NO RIGHT OR REMEDY CONFERRED UPON OR RESERVED TO FRANCHISOR OR DEVELOPER BY THIS AGREEMENT IS INTENDED TO BE, NOR SHALL BE DEEMED, EXCLUSIVE OF ANY OTHER RIGHT OR REMEDY HEREIN OR BY LAW OR EQUITY PROVIDED OR PERMITTED, BUT EACH SHALL BE CUMULATIVE OF EVERY OTHER RIGHT OR REMEDY.

       D. NOTHING HEREIN CONTAINED SHALL BAR EITHER PARTY'S RIGHT TO SEEK AND OBTAIN INJUNCTIVE RELIEF AGAINST THREATENED OR ACTUAL CONDUCT THAT WILL CAUSE IT LOSS OR DAMAGES, UNDER THE USUAL EQUITY RULES, INCLUDING THE APPLICABLE RULES FOR OBTAINING RESTRAINING ORDERS AND PRELIMINARY INJUNCTIONS AND NO BOND OR OTHER SECURITY SHALL BE REQUIRED TO BE POSTED.

XVIII.  ARBITRATION

       A. Any monetary claim arising out of or relating to this Agreement, or any breach thereof, shall be submitted to arbitration in Dade County, Florida, in accordance with the rules of the American Arbitration Association, and pursuant to the Federal Arbitration Act, and judgment upon the award may be entered in any court having jurisdiction thereof. Nothing contained herein shall, however, be construed to limit or to preclude either party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as either party deems to be necessary or appropriate to compel the other party to comply with its obligations hereunder or to protect the Marks or other property rights of such party. In addition, nothing contained herein shall be construed to limit or to preclude either party from joining with any action for injunctive or provisional relief all monetary claims that either party may have against the other party which arise out of the acts or omissions to act giving rise to the action for injunctive or provisional relief. This arbitration provision shall be deemed to be self-executing and in the event that either party fails to appear at any properly noticed arbitration proceeding, award may be entered against such party notwithstanding its failure to appear.

       B. Nothing herein contained shall bar the right of either party to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration.

       C. It is the intent of the parties that any arbitration between Franchisor and Developer shall be of Developer's individual claim and that the claim subject to arbitration shall not be arbitrated to a classwide basis.

XIX.   COST OF ENFORCEMENT OR DEFENSE

       If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover
      reasonable attorneys' fees, court costs and all expenses even if not taxable as
court costs (including, without limitation, all such fees, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees include paralegal fees, administrative costs, investigative costs, costs of expert witnesses, court reporter fees, sales and use taxes, if any, and all other charges billed by the attorneys to the prevailing party.

XX.    ACKNOWLEDGEMENTS

       A. Developer represents and acknowledges that it has received, read and understood this Agreement, Franchisor's Franchise Agreement and Franchisor's Uniform Franchise Offering Circular; and that Franchisor has fully and adequately explained the provisions of each to Developer's satisfaction; and that Franchisor has accorded Developer ample time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Agreement.

       B. Developer acknowledges that it has received a copy of this Agreement and the attachments thereto, at least five (5) business days prior to the date on which this Agreement was executed. Developer further acknowledges that Developer has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures, at least ten (10) business days prior to the date on which this Agreement was executed or any consideration was given to Franchisor.

       C. This Agreement and the agreements referenced herein (and the exhibits and any addendum executed by the parties concurrently herewith) represent the entire understanding between the parties concerning the subject matter hereof and supersede all other negotiations, understandings and representations if any made by and between the parties. No representations, inducements, promises or agreements, oral or otherwise not expressed herein are authorized and should not be relied upon by Developer.

       D. This Agreement has been negotiated, with many revisions from the Franchisor's standard Area Development Agreement being made at the request of the Developer. Therefore, except for the specific terms contained in the Franchisor's standard Area Development Agreement, the terms of this Agreement shall be kept confidential by the Developer (except as may be required by the SEC or otherwise required by law). The Developer may disclose such terms to its lawyers, accountants, lenders, investors, potential business advisors and other professional or agents, who are under obligations of confidentiality. Any breach by them shall be deemed a breach of Developer's obligation of confidence under this Agreement. The Developer's rights hereunder shall terminate upon written notice from the Franchisor in the event of Developer's failure to comply with such obligation.

       E. Each of the parties acknowledge that they have been or have had the opportunity to have been represented by their own counsel throughout the negotiations and at the execution of the Agreement. Therefore, none of the parties hereto shall, while the Agreement is effective or after its termination,
      claim or assert that any provisions of the Agreement should be construed against
the drafter thereof.

       IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Agreement in duplicate on the day and year first above written.

WITNESS:                           POLLO  FRANCHISE, INC.

                                   By:___________________________

                                   Its:

Print Name
                                   DEVELOPER: CARROLS CORPORATION

                                   By:___________________________

                                   Its:

Print Name

                             DESCRIPTION OF DESIGNATED TERRITORY



Portions of Ohio, Indiana, Kentucky, as more specifically described in Schedules "A" "B" and "C" attached to Exhibit 2 to this Agreement.

                                    DEVELOPMENT SCHEDULE

                                         [Attached]

                             APPROVED FORM OF FRANCHISE AGREEMENT


                                         [Attached]